As filed with the Securities and Exchange Commission on May 21, 1997
                              Registration No. 333-






                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    FORM S-3



                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933
                             ----------------------


                           ETHAN ALLEN INTERIORS INC.

             (Exact name of registrant as specified in its charter)
                                    Delaware
                            (State of incorporation)
                                   06-1275288
                     (I.R.S. Employer Identification Number)

                                Ethan Allen Drive
                           Danbury, Connecticut 06813
                                 (203) 743-8000
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                             Roxanne Khazarian, Esq.
                                 General Counsel
                                Ethan Allen Drive
                           Danbury, Connecticut 06813
                                 (203) 743-8000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                          ----------------------------

                                    Copy to:
                             James B. Carlson, Esq.
                              Mayer, Brown & Platt
                            1675 Broadway, Suite 1900
                            New York, New York 10019
                                 (212) 506-2500

         Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. [ X ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(B) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______
         If this Form is a post-effective amendment filed pursuant to Rule 462(C) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______
         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                                                           Proposed                Proposed
                                                        Amount              maximum                maximum               Amount of
             Title of each class of                      to be          offering price        aggregate offering       registration
          securities to be registered                 registered         per share (1)            price (1)                 fee
          ---------------------------                 ----------         -------------            ---------                 ---


Common Stock par value $0.01 per share            73,112 shares            $50.9375              $3,724,142.50           $1,128.53

(1) The offering price per share is estimated pursuant to Rule 457(B) solely for purpose of calculating the registration fee and is based upon the average of the high and low price of shares of Common Stock as reported on the New York Stock Exchange on May 20, 1997 (which date is within five business days prior to the date of the initial filing of this Registration Statement.

                          ----------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

=====================BEGINNING OF RED HERRING===================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

==========================END OF RED HERRING====================================


                    SUBJECT TO COMPLETION, DATED MAY 21, 1997

PROSPECTUS
                                  73,112 Shares

                           Ethan Allen Interiors Inc.

                                  Common Stock
                            par value $0.01 per share
                                -----------------

         The 73,112 shares (the "Shares") of common stock, par value $0.01 (the "Common Stock"), of Ethan Allen Interiors Inc. (the "Company") offered hereby are being offered by the selling stockholders named herein (the "Selling Stockholders") or by any charitable remainder trust(s) established by any of the Selling Stockholders and to which such Selling Stockholders transferred all or a portion of the Shares. The Selling Stockholders received the Shares in connection with the liquidation of Carriage House Interiors of Colorado, Inc., a Colorado corporation ("Carriage House"). The Company issued the Shares to Carriage House in consideration for the acquisition (the "Acquisition"), by a wholly-owned subsidiary of the Company, of the assets of Carriage House. See "Selling Stockholders." The Shares are being sold for the account of the Selling Stockholders, and the Company will not receive any proceeds from the sale of the Shares.

         The Shares may be sold from time to time by the Selling Stockholders. Such sales may be made on the New York Stock Exchange ("NYSE") or other exchanges (if the Common Stock is listed for trading thereon) or otherwise at prices and at terms then prevailing, at prices related to the then current market price or at negotiated prices. The Shares may be sold by any one or more of the following methods: (i) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transactions, (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account, (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (iv) privately negotiated transactions.

         The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Common Stock is traded on the NYSE under the trading symbol "ETH." On May 20, 1997, the last reported sale price of the Common Stock on the NYSE was $52.75 per share.
                                -----------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               -----------------

                  The date of this Prospectus is _____ __, 1997.

                                TABLE OF CONTENTS

                                  Page                                      Page
                                  ----                                      ----

Available Information ...........   2     Description of Capital Stock....    6
Incorporation by Reference ......   3     Plan of Distribution............   12
The Company .....................   4     Legal Matters...................   13
Use of Proceeds  ................   4     Experts.........................   13
Selling Stockholders.............   5

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy material and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Commission, Public Reference Section, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or from the Commission's worldwide web site at http://www.sec.gov. Such reports, proxy material and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which one or more of the Company's securities are traded.

         The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act, with respect to the Shares offered hereby. This prospectus ("Prospectus"), which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. The Registration Statement may be inspected without charge by anyone at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of the prescribed fees, or at the Commission's worldwide web site. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

         The following documents filed by the Company with the Commission (File No. 1-11806) pursuant to the Exchange Act are incorporated by reference in this
Prospectus:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed with the Commission on September 27, 1996;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, filed with the Commission on November 14, 1996;

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, filed with the Commission on February 13, 1997;

         (4) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 15, 1997;

         (5) The description of the Company's Common Stock under the caption "Description of Registrant's Securities to be Registered" included in the Company's Registration Statement on Form 8-A, filed with the Commission on January 23, 1993; and

         (6) The description of the Company's Preferred Stock Purchase Rights under the caption "Description of Registrant's Securities to be Registered" included in the Company's Registration Statement on Form 8-A, filed with the Commission on July 3, 1996.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of such person, a copy of any of the foregoing documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Investor Relations, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06813 (telephone: (203) 743-8000).

                                   THE COMPANY

         The Company, through its wholly-owned subsidiary, Ethan Allen Inc. ("Ethan Allen"), is a leading manufacturer and retailer of quality home furnishings, offering a full range of furniture products and accessories. Ethan Allen was founded in 1932 and has sold products since 1937 under the Ethan Allen brand name.

         The Company's operations are classified into two business segments: wholesale and retail home furnishings. The wholesale home furnishings segment is principally involved in the manufacture, sale and distribution of home furnishing products to a network of independently-owned and Ethan Allen-owned stores. The retail home furnishings segment sells home furnishing products through a network of Ethan Allen-owned stores. These products consist of case goods (wood furniture), upholstered products, and home accessories.

         Ethan Allen manufactures and distributes three principal product lines:
(i) case goods (wood furnishings), consisting primarily of bedroom and dining room furniture, wall units and tables, (ii) upholstered products, consisting primarily of sofas, love seats, chairs, recliners and swivel rockers, and (iii) home furnishing accessories, including carpeting and area rugs, lighting products, clocks, wall decor, bedding ensembles, draperies and decorative accessories.

         Ethan Allen's products are sold by a network of 295 Ethan Allen galleries, which exclusively sell Ethan Allen's products. Home Furniture Today (a leading industry publication) published a survey of America's top 100 furniture retailers for 1995, which ranked Ethan Allen's gallery network as the largest furniture retail network in the United States utilizing the gallery retailing concept. As of March 31, 1997, Ethan Allen owned and operated 65 North American galleries and independent dealers owned and operated 230 North American galleries with 11 galleries located abroad. The Company closed 14 smaller under-performing Japanese dealer-owned stores in 1996, and replaced them with three much larger high volume dealer-owned stores in significant markets in and around Tokyo. In the past six years, Ethan Allen has opened over 100 new stores, many of them relocations. Sales to independent dealer-owned stores accounted for approximately 65% of total net sales of the Company in fiscal 1996. As of June 30, 1996, the ten largest independent dealers owned a total of 19 galleries, which accounted for approximately 22% of the total dollar amount of net orders booked in fiscal 1996.

         The Company is a Delaware corporation, incorporated in 1989. The principal executive offices of the Company are located at Ethan Allen Drive, Danbury, Connecticut 06813, and the Company's telephone number is (203) 743-8000.


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds of the sale of the Shares offered hereby.

                              SELLING STOCKHOLDERS

         The Shares were transferred to the Selling Stockholders in connection with the liquidation of Carriage House. All of the outstanding capital stock of Carriage House was owned by Royce R. Baker and Kathryn M. Baker, co-trustees U/D/T 2/12/87, known as the Royce Baker Family Trust (the "Royce Baker Family Trust"). Certain of the Shares were subsequently transferred to Royce R. Baker and Kathryn M. Baker, as community property, in anticipation of future transfers to charitable remainder trusts. The Company issued the Shares to Carriage House in consideration for the Acquisition. At the closing of the Acquisition, the Company and Carriage House entered into a Registration Rights Agreement (the "Registration Rights Agreement"). The Registration Rights Agreement requires the Company to file with the Commission and use its best efforts to have declared effective a registration statement that would permit the Selling Stockholders to sell their Shares to the public.


                                    Shares Owned                                            Shares Owned
                                Prior to the Offering                              Upon Completion of the Offering
                                ---------------------                              -------------------------------

      Selling                Number of         Percentage      Shares Being          Number of          Percentage
     Stockholder               Shares           of Class          Offered             Shares             of Class
     -----------             ---------         ----------      ------------          ---------          ----------
    Royce Baker
    Family Trust               36,612              *              36,612                 0                  *

 Royce R. Baker and
Kathryn M. Baker, as
community property **          36,500              *              36,500                 0                  *


*    Does not exceed 1% of the total outstanding shares of Common Stock.

**   Also includes any charitable  remainder trusts  established by Royce R.
     Baker and Kathryn M. Baker.


                          DESCRIPTION OF CAPITAL STOCK

         The Company's authorized capital stock consists of (a) 35,000,000 shares of Common Stock, par value $.01 per share, (b) 600,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), (c) 1,055,000 shares of Preferred Stock, par value $.01 per share, of which 155,010 shares have been designated as Series C Junior Participating Preferred Stock and the remaining 899,990 shares may be designated by the Board of Directors of the Company (the "Board of Directors") with such rights and preferences as they determine (the "Preferred Stock"). On November 18, 1993, the Company redeemed 60,000 shares of Preferred Stock which were designated Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. As of March 31, 1997 the Company had 14,403,804 outstanding shares of Common Stock, no outstanding shares of Class B Common Stock and no outstanding shares of Preferred Stock. As of March 31, 1997, there were 362 holders of record of Common Stock.

Common Stock

         Voting Rights. Each holder of shares of Common Stock is entitled to one vote per share on all matters to be voted on by stockholders.

         Dividend Rights. The holders of Common Stock are entitled to dividends and other distributions if, as and when declared by the Board of Directors out of assets legally available therefor, subject to the rights of any holder of Preferred Stock, restrictions set forth in the Company's senior indebtedness and the restrictions, if any, imposed by other indebtedness outstanding from time to time.

         Other Rights. Upon the liquidation, dissolution or winding up of the Company the holders of shares of Common Stock would be entitled to share pro rata in the distribution of all of the Company's assets remaining available for distribution after satisfaction of all its liabilities and the payment of the liquidation preference of any outstanding Preferred Stock. The holders of Common Stock have no preemptive or other subscription rights to purchase shares of stock of the Company, nor are they entitled to the benefits of any sinking fund provisions. Shares of Common Stock issued in connection with or outstanding prior to this offering are not subject to any further call or assessment.

         Listing; Transfer Agent and Registrar. The Common Stock is listed on the New York Stock Exchange under the symbol "ETH." The transfer agent and registrar for the Common Stock is Harris Trust Company of New York.

Class B Common Stock

         The Class B Common Stock is identical to the Common Stock in all respects except with respect to voting and conversion rights. The holders of Class B Common Stock will have no rights to vote. Each record holder of Class B Common Stock is entitled at its option to convert any or all of such shares into the same number of shares of Common Stock provided that such conversion would not result in such holder and its affiliate directly or indirectly owning, controlling or having the power to vote a greater quantity of Common Stock than such holder and its affiliates are permitted to own, control or have power to vote under applicable laws and regulations. The Class B Common Stock is intended to meet the needs of investors who may be subject to limitations under the Bank Holding Company Act of 1956, as amended, on their ability to hold more than five percent of the voting stock of the Company. The Class B Common Stock was originally created to satisfy the bank regulatory requirements of Chemical Bank (now Chase Manhattan Bank), an investor and the Company's current senior secured lender. Any issuance of shares of Class B Common Stock upon conversion of Common Stock would result in a decrease of an equal number of shares of Common Stock. Accordingly, assuming no additional issuances of shares of Class B Common Stock after the date on which the offering is completed (other than in exchange for shares of Common Stock as described above), the issuance of shares of Class B Common Stock would not increase the total number of shares of Common Stock outstanding on such date. The Class B Common Stock is not listed on any securities exchange nor quoted through the NASDAQ National Market System.

Preferred Stock

         The Board of Directors is authorized, without further shareholder action, to divide any or all shares of the authorized Preferred Stock into series and to fix and determine the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, of any series so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. Although the Company has no present intention to issue shares of Preferred Stock, the issuance of shares of Preferred Stock or the issuance of rights to purchase such shares may have the effect of delaying, deferring or preventing a change in control of the Company or an unsolicited acquisition proposal. Under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized Preferred Stock, unless otherwise required by law.


Preferred Stock Purchase Rights

         On May 20, 1996, the Board of Directors declared a dividend of one preferred stock purchase right ("Right") for each outstanding share of Common Stock. The dividend was payable to stockholders of record at the close of business on July 10, 1996 ("Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of the Company's Series C Junior Participating Preferred Stock ("Series C Preferred Stock") at a purchase price of $125. The terms and conditions of the Rights are contained in a Rights Agreement, dated June 26, 1996, between the Company and Harris Trust and Savings Bank, as Rights Agent.

         Upon issuance, the Rights were not exercisable, certificates for the Rights were not issued and the Rights currently automatically trade with the Common Stock. Until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, other than the Company, any subsidiary of the Company or any employee benefit plan or employee stock plan of the Company (each, an "Exempt Person"), has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (each, an "Acquiring Person") (the "Stock Acquisition Date") or (ii) the fifteenth business day following the commencement of or public announcement of the intent to commence a tender or exchange offer which, if consummated, would result in the ownership of 15% or more of the outstanding Common Stock, irrespective of whether any shares of Common Stock are acquired pursuant to such offer (the earlier of such dates referenced in clause (i) or (ii) above being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate, together with a copy of a Summary of Rights. The Rights Agreement excludes from the calculation of beneficial ownership of shares of Common Stock of a Person, any shares which such Person has the right to vote pursuant to a voting proxy provided by Management Letter Agreements and Dealer Letter Agreements (as such terms are defined in the Rights Agreement). The Rights Agreement provides that the Distribution Date may be extended by the Board of Directors prior to the expiration of either of the time periods referenced in clause (i) or (ii) above. It further provides that until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be represented by and transferred with, and only with, the Common Stock. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the new Common Stock certificates issued after July 10, 1996 will contain a legend incorporating the Rights Agreement by reference and the surrender for transfer of any of the Company's Common Stock certificates, with or without the aforesaid legend or a copy of the summary of rights attached thereto, will also constitute the simultaneous transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate Rights Certificates ("Rights Certificates") will be mailed to holders of record of Common Stock at the close of business on the Distribution Date, and, thereafter, the Rights Certificates alone will evidence the Rights, and the Rights will be transferable separate and apart from the Common Stock.

         The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on May 31, 2006, unless redeemed or exchanged earlier as described below.

         If any Person (other than an Exempt Person) becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right, other than the Acquiring Person, will have the right to receive, upon payment of the Purchase Price, in lieu of Series C Preferred Stock, a number of shares of Common Stock having a market value equal to twice the Purchase Price. In lieu of issuing shares of Common Stock upon exercise of Rights, the Company may, and to the extent that insufficient shares of Common Stock are available for the exercise in full of the Rights, the Company shall, issue cash, property or other securities of the Company, or any combination thereof (which may be accompanied by a reduction in the Purchase Price) in proportion determined by the Company, so that the aggregate value received is equal to twice the Purchase Price. The Rights Agreement contains an exemption for any issuance of Common Stock by the Company directly to any person (for example, in a private placement or an acquisition by the Company in which Common Stock is used as consideration), even if that person would become the beneficial owner of 15% or more of the Common Stock, provided that such person does not acquire any additional shares of Common Stock. Notwithstanding the foregoing, after the acquisition of shares of Common Stock as described in this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person will be null and void.

         The Board of Directors may, at its option, at any time after a person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right; provided, however, the Board of Directors may not effect such exchange after the time that any Person (other than an Exempt Person) becomes the beneficial owner of 50% or more of the Common Stock then outstanding.

         Unless the Rights are redeemed earlier, if, after the Stock Acquisition Date, the Company is acquired in a merger or other business combination (in which any shares of the Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earnings power of the Company and its subsidiaries (taken as a whole) are sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision shall be made so that each holder of record of a Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has a market value at the time of such transaction equal to twice the Purchase Price.

         At any time after the date of the Rights Agreement until the time that a person becomes an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which may (at the option of the Company) be paid in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors. Upon the effectiveness of any action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because, if the Rights would become exercisable as a result of such merger or business combination, the Board of Directors may, at its option, at any time prior to the time that any Person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.

Certain Provisions of Certificate of Incorporation and By-Laws

         The Restated Certificate of Incorporation (the "Certificate") and Amended and Restated By-Laws (the "By-Laws") of the Company and Section 203 of the Delaware General Corporation Law (the "Delaware GCL") contain certain provisions that may make the acquisition of control of the Company by means of a tender offer, open market purchase, a proxy fight or otherwise more difficult. These provisions are designed to encourage persons seeking to acquire control of the Company to negotiate with the Board of Directors. The Company believes that, as a general rule, the interests of its shareholders would be served best if any change in control results from negotiations with its Board of Directors based upon careful consideration of the proposed terms, such as price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction.

         However, these provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of the Company. To the extent that these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price for the shares. Moreover, these provisions could discourage accumulation of large blocks of the Company's stock, thus depriving shareholders of any advantages that large accumulations of stock might provide. These provisions are based upon the Company's belief that such protections are important to the stability of Ethan Allen's business and its dealers' commitment to and investment in Ethan Allen and their dealerships.

         Business Combinations. Section 203 of the Delaware GCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless upon consummation of such transaction the interested stockholder owned 85% of the voting stock of the corporation outstanding at the time the transaction commenced or unless the business combination is, or the transaction in which such person became an interested stockholder was, approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in the case of affiliates and associates of the issuer, did own within the last three years) 15% or more of the corporation's voting stock.

         Article Fifth of the Certificate requires the vote of at least two-thirds of those outstanding voting shares which are held by disinterested stockholders and the approval of certain disinterested directors who are also
"continuing directors," as well as satisfaction of other procedural requirements, as preconditions to certain business combinations with a person who is the beneficial owner of 5% or more of the Company's outstanding voting stock. A person becomes an interested person when it has acquired (directly or through affiliates or associates) beneficial ownership of 5% or more of the outstanding voting shares of the Company. Article Fifth provides that the proposed business combination can only be adopted and authorized by satisfying each of the following three conditions: (1) the proposed business combination shall be approved by a majority of disinterested directors who are also "continuing directors," were directors prior to the time that the person became an interested person and constituted a majority of the Board of Directors prior to that time, (2) whether or not required by the Exchange Act, a proxy statement conforming to the requirements of that act must be mailed to the stockholders of the Company for the purpose of soliciting stockholder approval of the proposed business combination and (3) the proposed business combination must be approved by the affirmative vote of the holders of at least two-thirds of those outstanding voting shares that are not beneficially owned by interested persons or their affiliates or associates. Business combinations to which Article Fifth would apply include, subject to certain exceptions, the following transactions or series of related transactions when entered into by the Company with, or at the direction of, an interested person: (i) any merger or consolidation of the Company or any subsidiary, (ii) the sale, lease, exchange, mortgage or other disposition of all or any substantial part of the assets of the Company or any subsidiary, (iii) the issuance or transfer of any stock of the Company or any subsidiary to an interested person except by reason of exercise, exchange or conversion, pursuant to their terms, of securities beneficially owned by that person prior to the time it became an interested person or a dividend, distribution, exchange or conversion of securities which does not increase the interested person's proportionate share of any class or series of stock of the Company or any subsidiary, and (iv) any transaction resulting in an increase of the interested person's proportionate share of any class or series of stock of the Company or any subsidiary or any securities exercisable or exchangeable for or convertible into stock of the Company or any subsidiary.

         By its terms, Article Fifth and the provisions relating to Section 203 cannot be amended unless the proposed amendment, in addition to receiving any stockholder approval required under Delaware law, receives the affirmative vote of the holders of at least two-thirds of those outstanding voting shares of the Company which are held by disinterested stockholders.

         Classified Board of Directors and Related Provisions. The Certificate provides that the Board of Directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Company's Board of Directors will be elected each year. The classified board provision will prevent a party who acquires control of a majority of the outstanding voting stock of the Company from obtaining control of the Board of Directors until the second annual stockholders' meeting following the date the acquirer obtains the controlling interest.

         The Certificate provides that the number of directors will be up to nine. The Certificate further provides that Directors may be removed only for cause and by the affirmative vote of holders of a majority of all outstanding voting stock entitled to vote. This provision, in conjunction with the provisions of the Certificate authorizing the Board of Directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

         No Stockholder Action by Written Consent; Special Meetings. The Certificate provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Certificate provides that, except as otherwise required by law, special meetings of the stockholders can only be called by stockholders holding at least 20% of the outstanding shares, a majority of the entire Board of Directors, the Chairman of the Board of Directors or the President. Any call for a special meeting must specify the matters to be acted upon at the meeting.

         Other Constituencies Provision. The Certificate provides that, in determining whether to take or refrain from taking any corporate action, the Board of Directors may take into account long-term as well as short-term interests of the Company and its stockholders, dealers, customers, employees, and other constituencies of the Company, including the effect on communities in which the Company does business.

         Stockholder Proposals. The By-Laws provide that, if a stockholder desires to submit a proposal at an annual or special stockholders' meeting or to nominate persons for election as Directors, the stockholder must submit written notice to the Company at least 60 days prior to the anniversary date of the prior annual meeting or within 10 days after notice of a special meeting is sent or given to stockholders by the Company. The notice must describe the proposal or nomination and set forth the name and address of, and stock held of record and beneficially by, the stockholder. Notices of stockholder proposals must set forth the reasons for conducting such business and any material interest of the stockholder in such business. Director nomination notices must set forth the name and address of the nominee, arrangements between the stockholder and the nominee and other information as would be required under Regulation 14A of the Exchange Act. The presiding officer of the meeting may refuse to acknowledge a proposal or nomination not made in compliance with the procedures contained in the By-Laws.

         The By-Laws also provide that, in order for stockholders to approve precatory proposals requesting the Board of Directors to take certain actions, a majority of the outstanding stock of the Company entitled to vote thereon (and not of the stock present at the meeting) must be voted for the proposal. The advance notice requirements regulating stockholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a stockholder proposal if the requisite procedures are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. The requirement that precatory proposals receive approval of a majority of the outstanding shares entitled to vote rather than a majority of the shares present at a meeting will make it more difficult for stockholders to obtain the vote required to approve such proposals. As a result, the By-Law provision may discourage or deter a third party from conducting a solicitation of proxies to request the Board of Directors to take certain actions.

Dealer Shares

         The Company sold 45,819 shares of Common Stock to Ethan Allen's dealers and distributors, and 6,667 shares to other persons from October through December 1989. Dealers and distributors who purchased shares of Common Stock entered into Dealer Letter Agreements (the "Dealer Letter Agreements"), which provide for transfer restrictions, rights of first refusal in favor of the Company in respect of proposed share transfers by dealers, and an irrevocable proxy appointing Mr. Kathwari to vote their shares. Each Dealer Letter Agreement will expire on its tenth anniversary.

Management Shares and Warrants

         The Company sold 40,385 shares of Common Stock to officers and employees of the Company from November 1989 through December 1990 (of which 33,345 shares are currently outstanding), and management warrants (the
"Management Warrants") that were exercisable for 174,956 shares (of which Management Warrants exercisable for 67,905 shares are currently outstanding). The Management Warrants are exercisable at an exercise price of $3.675 per share at any time and expire on December 31, 1999. The aggregate number of shares issuable upon exercise of the Management Warrants is also subject to adjustment for stock dividends, subdivisions, combinations and reclassification with respect to the Common Stock. All shares sold to management and Management Warrants, and any shares issued upon exercise of the Management Warrants, are subject to the terms of a management securities agreement (the "Management Letter Agreement") between each management investor and the Company. The Management Letter Agreements restrict shares of Common Stock, Management Warrants, Incentive Options and Earn-In Warrants (but not Earned Warrants) held or acquired by the management investors by providing an irrevocable proxy appointing Mr. Kathwari to vote their shares. As of March 31, 1997, all 67,905 outstanding Management Warrants were vested. Each Management Letter Agreement will expire on its tenth anniversary.

Stock Option Plans

         Management Option Plan. The Company has a Management Non-Qualified Stock Option Plan (the "Management Option Plan") authorizing the issuance of options (the "Incentive Options") to purchase up to 276,514 shares of Common Stock (of which Incentive Options exercisable for 137,727 shares are currently outstanding) to the Company's management at an exercise price of $16.50 per share. As of March 31, 1997, all 137,727 outstanding Incentive Options were vested. Incentive Options were granted under the Option Plan through March 23, 1993, and Incentive Options that were granted are exercisable through March 23, 2000.

         1992 Stock Option Plan. The Company has adopted a Stock Option Plan (the "1992 Stock Option Plan"). Under the 1992 Stock Option Plan, options and stock appreciation rights are granted for the purpose of attracting and motivating key employees and non-employee directors of the Company. The 1992 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The 1992 Stock Option Plan provides for the grant of options to purchase shares of Common Stock that are either "qualified," that is, those that satisfy the requirements of Section 422 of the Code for incentive stock options, or "nonqualified," that is, those that are not intended to satisfy the requirements of Section 422 of the Code, as well as stock appreciation rights (the "SARs") on such options. The Compensation Committee under the 1992 Stock Option Plan recommends, subject to the approval of the disinterested members of the Board of Directors, which individuals will be granted options and SARs, the number of shares to be optioned and other terms and conditions applicable to the grants. Under the terms of the 1992 Stock Option Plan, options will be at the market price of the Common Stock at the time of grant. If an option holder ceases to be an employee of the Company, the holder (or his estate) has three months to exercise his vested options, unless his termination was by reason of disability, in which case he has twelve months to exercise his vested options. The maximum number of shares of Common Stock reserved for issuance under the 1992 Stock Option Plan is 1,180,199 shares. All of the shares reserved for issuance under the 1992 Stock Option Plan have been registered on one or more Registration Statements on Form S-8. As of March 31, 1997, options exercisable for 602,650 shares have been granted under the 1992 Stock Option Plan (of which options exercisable for 547,063 shares are currently outstanding). Options granted under the 1992 Stock Option Plan become fully vested two years after the date of grant for non-employee directors and four years after the date of grant for key employees. As of March 31, 1997, 200,836 of the options were vested. Each option granted is exercisable until the earlier of ten years from the date of grant or, if a non-employee director, ninety days after such director no longer serves the Company in that capacity for any reason.

Registration Rights

         Certain investors are entitled to up to three demand registrations of shares of their Common Stock. Demand registration rights may be exercised by these investors and permitted transferees holding, and the demand registration must include, at least 500,000 shares of Common Stock (including shares which they would hold upon conversion of any other shares of stock or exercise of any warrants). A demand registration may be deferred by the Company for 60 days if the Board of Directors determines that it would have a material adverse effect on the Company.

         These investors and permitted transferees also have "piggyback" registration rights, i.e., the right to include their shares of Common Stock in any registered offering of equity securities by the Company. The Company must give each such investor and permitted transferee notice of any such proposed registration at least 390 days prior to the anticipated date for filing the registration statement for such offering. Each such investor and permitted transferee then has 20 days during which to request that the Company include in such registration shares of stock or warrants of the same class or series as the Company proposes to register. The investors holding these registration rights have agreed to waive them in connection with this offering.

         In addition, the Selling Stockholders have been granted certain registration rights by the Company in connection with the Acquisition. See "Selling Stockholders."


                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Stockholders. Such sales may be made on the NYSE or other exchanges (if the Common Stock is listed for trading thereon) or otherwise at prices and at terms then prevailing, at prices related to the then current market price or at negotiated prices. The Shares may be sold by any one or more of the following methods: (i) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transactions, (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account, (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (iv) privately negotiated transactions.

         The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock during any applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 101, 102, 103 and 104, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholders.

         There can be no assurance that the Selling Stockholders will sell any or all of the Shares hereby registered. To the extent required, the Company will use its best efforts to file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus or any material change to such information in this Prospectus.

         The registration effected hereby is being effected pursuant to certain registration rights previously granted by the Company to the Selling Stockholders at the time of the Acquisition. The Company has agreed to bear all expenses

(other than underwriting discounts and commissions of any underwriters, brokers, sellers or agents retained by the Selling Stockholders) in connection with the registration and sale of the Shares being offered by the Selling Stockholders.


                                  LEGAL MATTERS

         The validity of the Shares will be passed upon for the Company by Mayer, Brown & Platt, New York, New York.


                                     EXPERTS

         The annual consolidated financial statements of the Company as of June 30, 1996 and 1995 and for each of the years in the three-year period ended June 30, 1996 incorporated by reference in the Registration Statement, of which this Prospectus forms a part, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, for the periods and to the extent indicated in their report thereon, and have been so incorporated in reliance upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, all of which will be paid by the Company:

         SEC registration fee........................           $1,128.53
         Legal fees..................................            7,000.00
         Accounting fees and expenses................            2,250.00
         Miscellaneous...............................              621.47
                             Total...................          $11,000.00
                                                               ==========


Item 15.  Indemnification of Officers and Directors.

(a) The Delaware GCL (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

(b) The Certificate requires, and Article VI of the By-Laws of the Company provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

(c) In accordance with Section 102(b)(7) of the Delaware GCL, the Certificate provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of laws, (3) under Section 174 of the Delaware GCL (unlawful payment of dividends) or (4) transactions from which director derives an improper personal benefit.

(d)     The Company has a $20,000,000 Directors' and Officers' insurance policy.

(e) The Company has entered into indemnification agreements with each of its directors providing that the Company will indemnify the directors against certain liabilities (including settlements) and expenses actually and reasonable incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the Company) to which any of them is, or is threatened to be, made a party by reason for their status as a directors, officers or agent of the Company, provided that such director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceedings, had no reason cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Company, directors may also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company. The Agreements also required indemnification of directors for all reasonable expenses incurred in connection with the successful defense of any covered action or claim and provide for partial indemnification in the case of any partially successful defense.

Item 16.  Exhibits and Financial Statement Schedules.

          See Exhibit Index included herewith which is incorporated herein by reference.

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (a)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)     To  include  any   prospectus   required  by  section
                          10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

                          provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury and State of Connecticut on the 21st day of May 1997.

                               ETHAN ALLEN INTERIORS INC.


                               By  /s/ M. Farooq Kathwari
                                   M. Farooq Kathwari
                                   Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints M. Farooq Kathwari and Edward P. Schade and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of May 1997.

         Signature                                   Title

         /s/ M. Farooq Kathwari                      Chairman, Chief Executive
         M. Farooq Kathwari                            Officer and Director

         /s/ Clinton A. Clark                        Director
             Clinton A. Clark

         /s/ Steven A. Galef                         Director
             Steven A. Galef

         /s/ Kristin Gamble                          Director
               Kristin Gamble

         /s/ Horace G. McDonell                      Director
               Horace G. McDonell

         /s/ Edward H. Meyer                         Director
               Edward H. Meyer

         /s/ William W. Sprague                      Director
               William W. Sprague

         /s/ Edward P. Schade                        Vice President and Chief
               Edward P. Schade                        Financial Officer

         /s/ Gerardo Burdo                           Chief Accounting Officer
              Gerardo Burdo

                                  EXHIBIT INDEX


Exhibit
Number                                               Description

 2 Purchase and Sale Agreement, dated March 28, 1997, between the Company and Carriage House Interiors of Colorado, Inc.*

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(c) to the Company's Registration Statement on Form S-1, File No. 33-57216)

4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3(d) to the Company's Registration Statement on Form S-1, File No. 33-57216)

4.3 Rights Agreement, dated as of June 26, 1996, among the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated July 3,
                        1996)

4.4 Registration Rights Agreement, dated March 28, 1997, between the Company and Carriage House Interiors of Colorado, Inc.

 5                      Opinion of Mayer, Brown & Platt

23.1                    Consent of KPMG Peat Marwick LLP

23.2 Consent of Mayer, Brown & Platt (included in the opinion filed as Exhibit 5 hereto)

24 Powers of Attorney (included on the signature page of the Registration Statement)

-------------------

* The schedules and exhibits to this agreement have not been filed pursuant to Item 601(b)(2) of Regulation S-K. Such schedules and exhibits will be filed supplementally upon the request of the Commission.

                                                               EXHIBIT 2


                           PURCHASE AND SALE AGREEMENT


                  THIS AGREEMENT, made and entered into effective immediately after the close of business on the 28th day of March, 1997, between ETHAN ALLEN INC., a Delaware corporation, with offices at Ethan Allen Drive, Danbury, Connecticut 06811 (hereinafter referred to as "Buyer"), and CARRIAGE HOUSE INTERIORS OF COLORADO, INC. with offices located at, 7341 Clairemont Mesa Boulevard, San Diego, California 92111 (hereinafter referred to as "Seller").

                                   WITNESSETH

                  WHEREAS, Seller presently operates four (4) "Ethan Allen Home Interiors" retail operations located at (see inserts for addresses) and a warehouse (the "Warehouse") located (see insert for address) which are currently owned by Seller (hereinafter the "Stores");

                  WHEREAS, the Seller desires to sell and Buyer desires to buy those of Seller's assets, located at the Stores (hereinafter the "Store Premises") and inventory for the Stores, including but not limited to, the inventory, prepaid expenses, security deposits, equipment, supplies, leasehold improvements, and customer mailing lists;

                  WHEREAS, Buyer proposes to assume certain of Seller's liability for the Store, limited to customer deposits and the obligation to fulfill customer orders for products upon which customer deposits were given (hereinafter the "Liabilities");

                  WHEREAS, Seller proposes and Buyer is willing to purchase the Westminster, Colorado Store Premises (the "Westminster Store") from the owner of the Store Premises;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties hereby covenant and agree as follows:

1.       PURCHASE AND SALE

         A. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), Seller will sell, transfer, deliver and assign to Buyer for the purchase price set forth below, all right, title and interest in and to the assets ("Assets") described in paragraphs (a) through (d) below, free and clear of any liens, claims or encumbrances. The Assets shall include the following:

                  (a) fixed assets, including leasehold improvements and equipment and supplies, located at the Store Premises and security deposits and prepaid expenses for the Stores, which are all listed in Schedule A;

                  (b) Ethan Allen merchandise which at the time of Closing is in inventory, or on display in the Stores;

                  (c)      customer mailing lists of the Stores; and

                  (d) all business records, warranties for fixed assets, or any documents or records which pertain or are required to better enjoy the Assets being purchased hereunder.

         B. The parties agree that risk of loss for the Assets and the Store Premises to be purchased or leased hereunder shall remain with Seller up until the time and date of the Closing and shall pass to Buyer with the passage of title at Closing.

2.       ASSUMPTION OF LIABILITIES

         A. As of the date and time of the Closing, Buyer agrees to assume Seller's liability for customer deposits and the obligation (excluding those which arise out of Seller's negligent acts, omissions, misdeeds, including the making of false and misleading statements or those which in any way relate to the extension by Seller of consumer credit) to fulfill undelivered backlog (hereinafter "Undelivered Backlog"). Undelivered Backlog shall consist of the obligation to fulfill consumer orders for Ethan Allen product which were placed with the Stores.

         B. Other than the liability for customer deposits and undelivered backlog set forth above in paragraph 2 (A), Buyer will not assume, undertake, accept or discharge any obligations or liabilities of the Seller of any nature or kind whether actual or contingent which arose prior to the Closing Date (as defined below). Seller shall remain liable for and shall indemnify and hold Buyer harmless from any such cause, action, or claim for any such matter as and in accordance with Seller's indemnification as hereinafter provided in paragraph 10 and as specified. In the event of any such action Seller will use reasonable efforts to have Buyer dismissed as a party.

3.       CLOSING

                  The closing of the sale of Assets contemplated herein shall take place after the close of business on or before March 28, 1997 or such other date as the parties may agree (the "Closing Date"). The Seller shall be responsible for all operations of the Stores and warehouse, up to the time and date of the Closing Date. On the Closing Date, the parties shall close in relation to the liabilities for Undelivered Backlog and transfer of the Assets, all of which shall be transferred to Buyer as provided for herein. Closing shall take place via facsimile with execution of originals to follow or by such other arrangement as the parties may agree.

4.       DELIVERIES AT CLOSING

         A.       At the Closing, Buyer shall deliver the following:

                  (a) The Net Purchase Price, (as determined and defined in Paragraph 5 below, which will be paid as follows:

                          (i) $3,326,600.78 to be paid with 73,112 shares of the common stock of Ethan Allen Interiors, Inc. with Share Certificates representing such common stock to be delivered within 10 days of closing; and

                          (ii) $2.1 million in cash to be paid for the Westminster store.

                  (b) executed copies of the Assignments of Leases for the Store Premises and Warehouse as set forth in Exhibit A and of the Real Estate Purchase and Sale Agreement as set forth in Exhibit B for the Westminster Store;

                  (c) an executed copy of the Registration Rights Agreement as set forth on Exhibit C; and


         B.       At the Closing, Seller shall deliver the following:

                  (a) a Bill of Sale, in the form annexed as Exhibit D, transferring title to the Assets, duly executed by Seller;

                  (b) the Mailing and Customer Lists for the Stores as set forth on Schedule E hereto;

                  (c) an assignment of any assignable warranties for Assets being transferred hereunder;

                  (d) executed copies of the Assignments of Leases for the Store Premises and Warehouse, as set forth in Exhibit A and of the Real Estate Purchase as Sale Agreement as set forth in Exhibit B for the

                           Westminster Store, including all landlord consents and approvals required in connection therewith;

                  (e) an executed copy of the Registration Rights Agreement as set forth on Exhibit C;

                  (f)      Schedules B, C and D hereto; and

                  (g) as of the date of Closing, an updated listing deleting product which has been sold on the Inventory Lists and an updated list of the Undelivered Backlog and customer deposits, deleting product orders and deposits which have been delivered and adding new orders and deposits which have been taken prior to the date and time of Closing.

5.       PURCHASE PRICE

The net purchase price (hereinafter "Net Purchase Price") to be paid for the Assets and the Undelivered Backlog being transferred hereunder, shall be calculated by adding the amounts determined under succeeding paragraphs A, B, C and D and subtracting therefrom the customer deposits (that portion of the purchase price plus applicable taxes which consumers have paid as a deposit) which Seller has received for orders included in the Undelivered Backlog as such Undelivered Backlog list has been adjusted as of the Closing Date.

         A. The valuation of fixed assets, which Buyer has agreed to buy and upon which Buyer and Seller have agreed upon a value, as set forth in Schedule A, for a total value of $300,000.

         B. The valuation of Inventory List as contained in Schedule B as adjusted for any listed items which are sold after the preparation of the Schedule B prior to the date and time of Closing and the following valuation:

                  For current floor samples, warehouse inventory and product on order at the Closing Date, the value of each item shall be the current price at which Seller invoices its dealers. Chair seats attached to frames shall be included but shall be valued at $10.00 each. Discontinued, but otherwise in good condition, bedding shall be valued at current dealer cost less 30%. Discontinued, but otherwise usable, salable case goods shall be valued at current dealer cost less 30%. Case goods, upholstery, and accessories which are damaged but otherwise usable and salable shall be valued mutually agreed upon value as determined by Buyer and Seller. Upholstery with discontinued frames or fabrics but otherwise usable and salable, shall be valued at current cost less 30%. Bed coverings (dust ruffles, bed spreads, coverlets, pillow shams, canopy treatments and the like) that are usable, salable and in perfect condition shall be valued at original cost to Seller less 50%. Accessories (ceramic, glass, brass, plants, pictures) shall be valued at regular retail price less 50%. An inventory list with total valuation shall be prepared by Seller as Schedule B.

         C. An amount of 30% off of dealer cost for all non-Ethan Allen brand products which Buyer shall choose to acquire.

         D. An amount equal to 20% of the total (purchase price excluding applicable sales taxes) for the Undelivered Backlog adjusted for deliveries made prior to the time of Closing.

         E.       The valuation of the Assets listed on Schedule D.

The Net Purchase Price shall be paid for as set forth in paragraph 4 (A) hereinabove.

6.       TAXES

         A. Any sales, transfer, documentary, recording or excise taxes or costs applicable to the transfer of any Assets or possession of the Store Premises from Seller to Buyer shall be paid by Buyer whenever due or assessed, and Buyer shall provide Seller a Tax Exemption Certificate in connection with the sale of the inventory. Buyer shall also prepare and file whatever returns as may be required in connection with any of the foregoing taxes. Seller shall make payment of all personal property, real property, ad valorem, franchise, and similar taxes which are due and owing on the Stores and Assets up until the date and time of Closing.

         B. Seller shall be responsible for and shall pay all taxes payable with respect to the sales made at the Store and shall be entitled to any refunds for all taxable periods ending before the Closing Date and shall be responsible for filing the necessary tax returns with respect to all such periods. Buyer shall be responsible for and pay all taxes on sales made at the Store including and following the Closing Date.

         C. If after the Closing Date Buyer pays any taxes for which Seller is liable under this Agreement, or Seller pays any taxes for which Buyer is liable under this Agreement, appropriate reimbursement shall be made promptly upon demand therefor. The portion of any refund, rebate or reimbursement received by any party hereto to which the other party hereto is entitled shall be paid over promptly to the other party which is entitled thereto.

         D. Each party hereto shall provide the other party, without cost and expense, with such assistance as reasonably may be requested by such party in connection with the preparation of any tax return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings related to liability for taxes relating to the Store operated at the Premises; and each party shall retain at their respective places of business all relevant records for a reasonable period of time (but not less than the greater of ten years after the later of the Closing Date or the applicable statute of limitations in the jurisdiction in which such taxes are paid, including all extensions), and provide the other party with any records or information which may be relevant to any such tax return, audit or examination, proceedings or determination.

         E. (i) Seller agrees to indemnify, defend and hold Buyer harmless from and against all unpaid taxes for which Seller is responsible under the terms of this Agreement; and (ii) Buyer agrees to indemnify, defend and hold Seller harmless from and against all unpaid taxes for which Buyer is responsible under the terms of this Agreement, as further provided in paragraphs 9 and 10 hereafter.

7.       BROKERS AND FINDERS

Each of the parties hereby represents and warrants to the other that it has not employed or dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and agrees to indemnify the other and hold it harmless from any and all liabilities (including, without limitation, reasonable attorneys' fees and disbursements paid or incurred in connection with any such liabilities) for any brokerage commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby, insofar as such liabilities shall be based on the arrangements or agreements made by or on its behalf.

8.       SELLER'S OBLIGATIONS

         A. Seller agrees to enter into Assignments of Leases and the Real Estate Purchase and Sale Agreement with Buyer in accordance as set forth as Exhibit A and Exhibit B annexed hereto, including obtaining all landlord consents and approvals required in connection therewith.

         B. Seller agrees to enter into the Registration Rights Agreement as set forth on Exhibit C annexed hereto.

         C. Seller agrees to execute and deliver a Bill of Sale, in the form annexed as Exhibit D.

         D. Seller shall have paid any and all commissions which were due in accordance with Seller's customary and usual practices to designers on sales which are part of the Undelivered Backlog as well as on all sales made prior to the Closing Date. Seller agrees to promptly resolve with designers any dispute which arises out of the payment of commissions on such sales.

         E. To the extent that the approval, consent or permission of any governmental entity of the State of Colorado is necessary for the consummation of the transactions contemplated herein, Seller shall advise Buyer to secure said approvals or consents. Additionally, if notice is required to be given to any governmental authority or entity of the State of Colorado with respect to the consummation of the transaction contemplated herein, Seller shall advise Buyer to give such notice.

         F. Seller shall afford Buyer, at reasonable times and on reasonable notice, the opportunity to make such inspections of Seller's books, records, properties, and assets pertaining to the Assets and liabilities being transferred and assumed hereunder, as shall be reasonably necessary.

9.       SELLER'S INDEMNIFICATION

         Seller hereby agrees to defend, indemnify and hold Buyer, its parents and affiliates and their officers, directors, employees and agents harmless from and against all claims, demands, losses, costs, expenses, damages, liabilities, judgments (including but not limited to penalties and interest), suits, causes of action and expenses, including but not limited to reasonable attorneys' fees and cost of investigation arising from (i) the inaccuracy or breach of any warranty and representation made by Seller in this Agreement or (ii) any breach by Seller of, or failure by Seller to perform or fulfill, its covenants and agreements set forth in this Agreement or which arise out of operations of Seller, including but not limited to, any which arise out of Seller's obligations as set forth in paragraphs 6 and 8 hereof, or from business or operation conducted at the Store prior to the time of Closing or the Closing Date, regardless of when such claims are made. The foregoing shall not apply to liabilities which Buyer expressly assumes hereunder. Buyer shall give prompt notice to Seller of any of the foregoing.
         Seller will defend any such action through counsel reasonably satisfactory to Buyer.

10.      BUYER'S INDEMNIFICATION

         Buyer hereby agrees to defend, indemnify and hold Seller, its parents, affiliates, and their officers, directors, employees, and agents harmless from and against all claims, demands, losses, costs, expenses, damages, liabilities, judgments (including but not limited to penalties and interest), suits, causes of action and expenses, including but not limited to reasonable attorneys' fees and cost of investigation arising from (i) the inaccuracy or breach of any warranty and representation made by Buyer in this Agreement or (ii) any breach by Buyer of, or failure by Buyer to perform or fulfill, its covenants and agreements set forth in this Agreement, including but not limited to those created under paragraph 7 or (iii) the, business and operations of the Store operated by Buyer from and after the time of Closing on the Closing Date. Seller shall give prompt notice to Buyer of any of the foregoing, and Buyer will defend any such action through counsel reasonably satisfactory to Seller.

11.      SELLER'S REPRESENTATIONS

         Seller hereby makes the following representations and warranties:

         A. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

         B. All necessary corporate action has been taken by Seller to authorize the execution, delivery and performance of this Agreement.

         C. Seller is, and will be, on the applicable Closing Date, the legal and equitable owner of all of the Assets to be transferred hereunder with merchantable title thereto; that all said Assets are and will be at the date of the applicable Closing, free and clear of any and all mortgages, liens and encumbrances.

         D. Seller will pay in full in the ordinary course all liabilities it incurred relative to operation of the Store located at the Store Premises prior to the Closing Date, which liabilities will be paid as they come due.

         E. With respect to the shares of Common Stock acquired by the Seller, Seller hereby represents and warrants that:

                  (a) Seller understands and acknowledges that the shares of Common Stock have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act or any such other available exemption, and have not and will not be registered or qualified under the securities or "Blue Sky" laws of any jurisdiction, and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from such requirements is available.

                  (b) Seller has reviewed such materials and information with respect to the Buyer as Seller deems necessary in order to make a decision to purchase the Common Stock, and acknowledges that the Buyer has not made any representation with respect to the Buyer or the offering or sale of any Common Stock, other than as contained in this Agreement and the Registration Rights Agreement. Seller has reviewed this Agreement, has been afforded the opportunity to make inquiry of the Buyer and has received all information concerning the Common Stock, the Buyer and any other matter relevant to Seller's decision to purchase the Common Stock that Seller has requested.

                  (c) Seller is an "accredited investor" within the meaning of Rule 501 of the Securities Act. Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Stock and is able to bear the economic risk of an investment in the Common Stock.

                  (d) Seller is acquiring the Common Stock for Seller's own account, for investment purposes only and not with a view to resale or distribution.

                  (e) Seller understands that it is the expressed intent of Buyer that the shares of Common Stock be issued only in a transaction not involving any public offering within the meaning of the Securities Act and that the Common Stock will bear legends substantially as set forth in the Registration Rights Agreement and will be subject to certain limitations on transfer and exchange contained therein.

                  (f) Seller acknowledges that the shares of Common Stock acquired hereunder are restricted securities within the meaning of Rule 144 under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. Seller is aware of the provisions of Rule 144 which permit the limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions including, without limitation, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for any security to be sold, the sale being effected through a "broker's transaction" or a transaction directly with a "market maker" as provided by Rule 144(f), and the number of securities being sold during any three-month period not exceeding specified limitations. Seller agrees that Seller will not sell any of the Common Stock without complying with the terms of the Registration Rights Agreement.

                  (g) The execution, delivery and performance of this Agreement and the purchase of the Common Stock are within Seller's powers and have been duly and validly authorized by all requisite corporate actions.

                  (h) Seller acknowledges that Buyer will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties deemed to have been made in connection with the purchase of the Common Stock are no longer accurate, it shall promptly notify Buyer.

                  (i) Seller irrevocably authorizes Buyer to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

         F. Except as otherwise noted, all representations and warranties of Seller set forth in this Agreement shall be true and complete as of the date when made and as of the Closing Date as though such representations and warranties were made as of the Closing Date. No representation or warranty made by Seller contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

12.      BUYER'S REPRESENTATIONS

Buyer hereby makes the following representations and warranties:

         A. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; a corporation authorized to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         B. All necessary action has been taken by Buyer to authorize the execution, delivery and performance of this Agreement, and this Agreement is a valid and binding obligation of Buyer, in accordance with its terms.

         C. No consents, approvals or authorizations, other than those already duly obtained, are necessary to permit Buyer to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this
                  Agreement and the consummation of the transactions contemplated hereby do not, and will not, violate, conflict with, or constitute a breach of, or default under, the Articles of Incorporation and the By-Laws of Buyer or any
                  instrument, agreement, contract, commitment, statute or regulation, or judicial or administrative order, award, judgment or decree to which Buyer is a party or to which Buyer or its assets are bound or subject, and do not, and will not, result in the creation or imposition of any adverse claim or interest, or any lien, encumbrance, charge, equity or restriction of any nature whatever, upon or affecting Buyer or its assets.

         D. All representations and warranties of Buyer set forth in this Agreement shall be true and complete as of the date when made and as of the Closing Date as though such representations were made as of the Closing Date. No representation or warranty made by Buyer contains any untrue statement of a material fact or omits to state a material fact necessary to make such statements made, in light of the circumstances under which they were made not misleading.

13.      CONDITIONS PRECEDENT

The obligations of Buyer and Seller to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment prior to or at the Closing Date of the following conditions precedent:

         A. All of the duties and covenants to be performed by Seller and Buyer, respectively, at or prior to the Closing Date shall have been duly and timely performed.

         B. There shall not have been received by either party hereto any notice of the commencement of any legal or administrative proceeding questioning the validity of this Agreement or seeking to enjoin, prohibit or delay or otherwise necessarily having the effect of preventing, the consummation of the transactions contemplated by this Agreement.

         C. Seller and Buyer agree to enter into Assignments of Leases for the Store Premises and the Warehouse as set forth in Exhibit A, with all required consents from such landlords, and the Real Estate Purchase and Sale Agreement as set forth in Exhibit B.

         D. Receipt by Seller of the notice referenced in Paragraph 3 of this Agreement from Buyer that it shall proceed with the acquisition of the Assets.

         E.       The  execution  and  delivery  of  the   Registration   Rights
                  Agreement as set forth in Exhibit C.

14.      TERMINATION

         A. At any time prior to the Closing Date, this Agreement may be terminated (i) by mutual consent of Buyer and Seller, or (ii) by either Buyer or Seller if there has been a material misrepresentation, breach of warranty or breach of covenant, by the other party in its representations, warranties and covenants set forth herein, provided the non-breaching party notifies the breaching party of the breach and the breaching party fails to cure such breach within the applicable cure period, as specified in the Notice of Breach. If the Agreement shall be terminated, as provided in the preceding sentence, all obligations of either Buyer or Seller, as the case may be, to proceed as provided in this Agreement shall terminate without liability of the non- breaching party to the other solely by reason of such termination.

         B. The right of either Buyer or Seller to terminate this Agreement as provided in A(ii) above is not an exclusive remedy, but is in addition to and may be exercised in addition to and in combination with all other rights and remedies available to Buyer and Seller under law or equity in the event of breach or default of this Agreement.

         C. If, substantially all the Assets to be purchased hereunder are damaged or destroyed by fire or other casualty prior to the Closing, and if the Premises shall, prior to Closing be damaged or destroyed by fire or other casualty to such an extent that it cannot be operated, Seller shall have the option, to be exercised within ten (10) days after notice to Buyer of such event, either to: (a) terminate this Agreement, and both parties shall be relieved of all further obligations hereunder, or (b) to delay the Closing until the Premises is reasonably restored to the condition prior to the event. If the damage from fire or other casualty shall be less than the extent provided above, then the Closing shall be postponed until such time as the Premises is reasonably restored to the condition existing prior to the event, and Closing shall take place subsequent to the completion of such rebuilding or repair.

15.      EXPENSES

         A. Except as indicated otherwise herein, Buyer and Seller shall bear their own fees and expenses regarding the completion of the transaction as contemplated herein.

         B. In the event either Buyer or Seller institutes suit or is required to defend an action instituted by the other, based upon or arising out of this Agreement or the transactions hereby contemplated or the relationship hereby created, the prevailing party in such lawsuit shall be entitled to reasonable attorney's fees and costs as may be fixed by a court of proper jurisdiction.

16.      EMPLOYEES AND TAXES

Seller shall have sole responsibility for all salaries, taxes, commissions and benefits accruing to its employees, including but not limited to federal withholding payments, state withholding payments, social security taxes, state unemployment taxes, payments pursuant to employee benefit plans, insurance of any kind and vacation pay and for all other employee matters at the Store up to the close of business on the Closing Date except all such taxes related to sales written on the Closing Date. Seller represents and warrants that it is and will as of the close of business just prior to the Closing Date be current on all the foregoing payments, taxes, and commissions. From that time forward, as and to the extent that Buyer shall hire and employ persons who were formerly employed at the Store by Seller, benefits, taxes, and other employee matters pertaining to such persons shall be the responsibility of Buyer. Nothing herein shall be deemed to require that Buyer hire any of Seller's employees.

17.      CONSTRUCTION

This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut applicable to agreements made in such state between residents thereof and to be wholly performed therein.

18.      BULK TRANSFER

Buyer and Seller hereby acknowledge that the provisions of any bulk transfer law, pursuant to the Uniform Commercial Code or otherwise, will not be complied with; and Seller agrees to indemnify and hold Buyer harmless for any and all damages, expenses and reasonable attorney's fees incurred as a result of such non-compliance. Seller represents and warrants that as of the Closing Date there will be no unpaid creditors who can make a claim against Seller other than those not yet due and payable, and those Seller represents and warrants will be paid in full by Seller within the payment terms thereof.

19.      CONFIDENTIALITY

Each party shall hold the information received from the other party in connection with the transactions contemplated by this Agreement which are identified by the disclosing party as confidential and proprietary in confidence and not disclose such to third parties except to the extent that such information may be made available to the accountants, bankers, attorneys and other persons who of necessity and as advisors to the parties have a need to know such information, provided that such persons are bound to an obligation of confidentiality. If this Agreement is terminated for any reason, each party will, to the extent requested by the disclosing party, promptly return to the disclosing party all written material received from such party, including photocopies thereof, and it will not disclose to third parties or otherwise use any such confidential and proprietary information, provided that the foregoing obligations shall not apply to the extent that such information was (i) at that time of the disclosure in the public domain or which subsequently falls into the public domain, provided it did not fall into the public domain as a result of acts by the receiving party or those acting on its behalf, (ii) was received from a third party before or after the time of disclosure by disclosing party or, (iii) is required to be disclosed by subpoena, court order, administrative order, or applicable law, or is required to be disclosed in order to comply with obligations imposed on the receiving party by law; or (iv) is required to be disclosed in connection with the enforcement of the rights of the receiving party against the disclosing party.

20.      WAIVER

Seller and Buyer shall have the right to waive in writing any requirement or undertaking of the other party contained herein. Any waiver of a breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provisions or of any other provision hereof.

21.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

Except with respect to the representations and warranties contained in Paragraph 11(E), which shall survive for a period of two (2) years, the representations and warranties made by Buyer and Seller shall survive for a period of six (6) months following the Closing Date and shall not be affected by an investigation, examination or review which may be made by either Buyer or Seller or by any disclosure which may be made outside this Agreement. The obligations of indemnification set forth herein shall survive for the Closing Date.

22.      COMPLETE AGREEMENT

All terms, covenants and conditions of this Agreement are as set forth herein, except as may be specifically otherwise provided herein, and there are no warranties, agreements or understandings, express or implied, except such as are expressly set forth herein. This Agreement together with the Exhibits and Schedules hereto form the entire agreement between the parties with respect to the subject matter set forth herein and therein and supersedes all prior agreements, understandings or warranties made by either party.

23.      AMENDMENT

This Agreement may not be altered, amended or modified in any respect, except by written instrument executed by and between the parties hereto.

24.      NOTICES

Any and all notices, requests, consents and other communications required hereunder shall be in writing, sent by facsimile, registered or certified mail, return receipt requested, addressed as follows, or at such other address as one party may designate to the other from time to time in writing,

         TO THE BUYER:
                  Ethan Allen Inc.
                  Ethan Allen Drive
                  Danbury, Connecticut 06811
                  Attention: Mr. M. Farooq Kathwari, President with copy to:
                  Ethan Allen Inc.
                  Ethan Allen Drive
                  Danbury, Connecticut 06811
                  Attention:  Roxanne Khazarian, General Counsel


         TO THE SELLER:

                  Carriage House Interiors of Colorado, Inc.
                  7341 Clairemont Mesa Boulevard
                  San Diego, California 92111
                  Attention: Royce R. Baker, President

25.      POST CLOSING ADJUSTMENTS

         On or before ninety (90) days after the Closing Date, the Buyer and Seller shall perform a final reconciliation of the transferred assets and liabilities. If there are changes required in any of the foregoing from the numbers and amounts set at the Closing, including but not limited to amounts paid for orders which comprise the Undelivered Backlog and which are canceled following Closing, as established from books and records which have been reviewed by the parties and upon which the parties are in agreement, then if an adjustment is required in favor of the Buyer, there shall be adjusting credit issued by the Seller to Buyer; and if an adjustment is required in favor of Seller, there shall be payment issued by Buyer to Seller.

26.      COUNTERPARTS

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parry.

27.      FURTHER ASSURANCES

From time to time, at the Buyers request, whether at or after the Closing and without further consideration, the Seller at its expense will execute and deliver such further instruments of conveyance and transfer and take such other action as the Buyer reasonably may require more effectively to convey and transfer to the Buyer any of the Assets, and will assist the Buyer in the collection or reduction to possession of such property.

28.      FIXED ASSETS AND EQUIPMENT WARRANTY DISCLAIMER

ALL FIXED ASSETS AND EQUIPMENT, IF ANY, TRANSFERRED HEREUNDER ARE
SOLD "AS IS, WHERE IS".  SELLER MAKES NO REPRESENTATIONS OR

WARRANTIES,  EITHER  EXPRESS OR IMPLIED,  WITH RESPECT TO ANY PERSONAL  PROPERTY
TRANSFERRED HEREUNDER OR AS TO FITNESS FOR A PARTICULAR PURPOSE OR AS TO MERCHANTABILITY, SUITABILITY, OR AS TO ANY OTHER MATTERS. SELLER HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, INCLUDING BUT NOT LIMITED TO, ANY EXPRESS OR IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, OR WARRANTIES THAT MAY ARISE BY OPERATION OF LAW.

29.      SELLER'S DISCLAIMER

SELLER HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY AS TO (1) THE VALUE OF THE ASSETS BEING TRANSFERRED HEREBY, (2) THE MARKET SERVICED BY OR FAIR RENTAL VALUE OF, THE STORE SUBJECT TO THE LEASE APPENDED HERETO AS EXHIBIT A,
(3) THE REVENUES OR PROFITS GENERATED, OR TO BE GENERATED, BY ANY BUSINESS USING THE ASSETS TRANSFERRED PURSUANT HERETO OR UTILIZING THE STORE SUBJECT TO THE LEASE APPENDED HERETO AS EXHIBIT A, OR (4) ANY OTHER MATTER RELATING TO THIS TRANSACTION NOT OTHERWISE EXPRESSLY SET FORTH IN PARAGRAPH 11 HEREINABOVE.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



ATTEST:                                 CARRIAGE HOUSE INTERIORS OF
                                           COLORADO, INC.



    /s/ Robert A. Prahl                 By:      /s/ Royce R. Baker

                                        Name: Royce R. Baker

                                        Title:    President

                                        Date:   March 28, 1997


ATTEST:                                 ETHAN ALLEN INC.


    /s/ Roxanne Khazarian               By:      /s/ M. Farooq Kathwari

                                        Name: M. Farooq Kathwari

                                        Title:    President

                                        Date:   March 28, 1997

                                    SCHEDULES

                  Schedule A        --       Fixed Assets

                  Schedule B        --       Inventory

                  Schedule C        --       Undelivered Backlog
                                             Customer Deposits

                  Schedule D        --       Security Deposits
                                             Prepaid Expenses

                  Schedule E        --       Customer Mailing List


                                    EXHIBITS

                  Exhibit A         --       Assignment of Leases

                  Exhibit B         --       Real Estate Purchase Agreement

                  Exhibit C         --       Registration Rights Agreement

                  Exhibit D         --       Bill of Sale

                                                                 EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 28, 1997, between Ethan Allen Interiors Inc., a Delaware corporation (the "Company") and Carriage House Interiors of Colorado, Inc., a Colorado corporation (the "Initial Holder").


                               W I T N E S S E T H

         WHEREAS, the Company and the Initial Holder have entered into a Purchase and Sale Agreement, dated as of even date herewith (the "Purchase Agreement");

         WHEREAS, as a condition to the closing of the Purchase Agreement, the Company agreed to grant to the Initial Holder registration rights with respect to certain securities of the Company held by the Initial Holder, including, without limitation, the registration on a shelf registration statement of certain shares of Common Stock;

         NOW, THEREFORE, it is agreed as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate"  shall mean,  with respect to any Person,  (a) any
         Person   which   directly,   or   indirectly   through   one  or   more
         intermediaries, controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or executive officer (i) of such Person, (ii) of any subsidiary of such Person, or (iii) of any Person described in clause (a) above or, with respect to the Holder, the Company; provided that any Affiliate of a corporation shall be deemed an Affiliate of such corporation's stockholders. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than 5% of the outstanding shares of voting stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Commission"   shall   mean  the   Securities   and   Exchange
         Commission, or any other federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company, as constituted as of the date of this Agreement.

                  "Company" is defined in the preamble.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Holder" shall mean any holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

                  "Permitted Transferee" is defined in Section 11(b).

                  "Person" shall mean an individual or a corporation, association, partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

                  "Registrable Securities" shall mean the following:

                           (a) all shares of Common  Stock issued to the Initial
                  Holder pursuant to the Purchase Agreement and outstanding on the date hereof and owned of record by the Initial Holder as of the date hereof;

                           (b) all shares of Common  Stock issued to the Initial
                  Holder pursuant to the Purchase Agreement and outstanding on the date hereof and owned of record by a Permitted Transferee of the Initial Holder; and

                           (c) any shares of capital stock issued or issuable by
                  the Company in respect of any shares of Common Stock referred to in the foregoing clauses (a) and (b) by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company.

                  As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when
         (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act, (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

                  "Registration Expenses" shall mean any and all out-of-pocket expenses incident to the Company's performance of or compliance with Sections 4 hereof, including, without limitation, all Commission, New York Stock Exchange, Inc. ("NYSE") listing and filing fees, all fees and expenses of complying with securities and blue sky laws (including the reasonable fees and disbursements of underwriters' counsel in connection with blue sky qualifications and NYSE filings), all fees and expenses of the transfer agent and registrar for the Registrable
         Securities, all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and one firm of counsel (other than in-house counsel) retained by the Company, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, and fees and expenses of any counsel retained by the seller of the Registrable
         Securities, which shall be borne by the seller of the Registrable Securities in all cases.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Sole Stockholder" is defined in Section 11(b).

         2. Restrictive Legend. Upon the execution of this Agreement, in addition to any other legend which the Company may deem advisable under the Securities Act and certain state securities laws, each certificate representing shares of the Registrable Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AGAINST TRANSFER CONTAINED IN A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MARCH 28, 1997. A COPY OF SAID REGISTRATION RIGHTS AGREEMENT IS AVAILABLE FOR INSPECTION, WITHOUT CHARGE, AT THE OFFICES OF THE COMPANY."

         The obligations of each party hereto shall be binding upon each transferee to whom shares of Registrable Securities are transferred by any party hereto.

         3. Transfers of Registrable Securities. (a) The Registrable Securities may not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provision of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee or pledgee of Registrable Securities held by a Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

         (b) Each Holder agrees not to make any disposition of all or a portion of any Registrable Securities unless and until:

                  (i) There is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) Such Holder shall have notified the Company of the proposed disposition, including a proposed disposition pursuant to Rule 144, and shall have furnished the Company with a detailed statement of the circumstances surrounding such disposition, including, if reasonably requested by the Company, a supporting opinion of counsel that such disposition shall not require registration of such shares under the Securities Act.

         4. Shelf Registration. (a) At any time after the date hereof through the second anniversary of the date of this Agreement, the Company shall, as promptly as practicable and in no event later than 45 days after receipt of a written notice from the Holder, file and cause to be declared effective, within 90 days thereafter, a "shelf" registration statement on Form S-3 or any appropriate Form under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission covering the public resale in market transactions on a non- underwritten basis of the Registrable Securities. The Company agrees to use its best efforts to keep such shelf registration statement continuously effective, supplemented and amended for the earlier of (i) a period of two years following the date on which such registration statement is declared effective by the Commission or (ii) the time when all of the Registrable Securities have been sold to the public through an effective shelf registration statement. Notwithstanding the foregoing, the period of time that the Company shall keep the shelf registration statement effective shall be extended, if necessary, by the period of time the Holder refrains from selling shares of Common Stock included in a shelf registration statement in accordance with the provisions of either Section 6(i) or Section 11(e) hereof.

         (b) Neither the Company nor any of its security holders (other than the Holder) shall have the right to include any securities of the Company in the shelf registration statement.

         (c) The Holder may not include shares of the Registrable Securities in any shelf registration statement pursuant to this Agreement unless and until it has furnished to the Company in writing, within twenty (20) days after receipt of a request therefor, such information specified in Item 507 of Regulation S-K under the Securities Act or under any other rule or regulation under the Securities Act for use in connection with any shelf registration statement or prospectus or preliminary prospectus included therein. The Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company not materially misleading.

         5. Registration Procedures. If and whenever the Company is required by the provisions of Section 4 to use its best efforts to effect the registration of any shares of Common Stock under the Securities Act, the Company will, as expeditiously as possible:

                  (a) use reasonable efforts to furnish to each seller of Registrable Securities named in such registration statement, copies of the registration statement before its filing with the Commission, and to reasonably respond to comments received from such persons;

                  (b) advise each seller of Registrable Securities named in such registration statement under such registration statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and when the same has become effective, (ii) whether the Commission has issued any stop order suspending the effectiveness of a registration statement of the Company, and (iii) whether any state securities commission has suspended the qualification of the Registrable Securities for sale in any jurisdiction;

                  (c) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 4(a) hereof, as the case may be, and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (d) furnish to each seller of Registrable Securities such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) and such other documents as those persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

                  (e) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (f) use its best efforts to list the securities covered by such registration statement with the NYSE;

                  (g) immediately notify each seller of Registrable Securities under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (h) subject to execution of confidentiality agreements that are reasonably satisfactory to the Company, make available upon reasonable notice and at reasonable times for inspection by each seller of Registrable Securities, and any attorney, accountant or other agent retained by such seller, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information requested by any such seller, attorney, accountant or agent in connection with such registration statement reasonably necessary, in the opinion of counsel for such person, to conduct a reasonable investigation in accordance with Section 11 of the Securities Act;

                  (i) if requested by any Holder in connection with such sale, if any, include in any registration statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such persons may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" and make all required filing of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters reasonably requested to be included in such prospectus or post-effective amendment; and

                  (j) the Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to Section 4 shall be paid by the Company. All expenses other than Registration Expenses in connection with the registration statement under Section 4 shall be borne by the participating sellers in proportion to the number of shares sold by each.

         In  connection  with  each  registration  hereunder,   the  sellers  of
Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with the Federal and applicable state securities laws. The Company may exclude any seller who fails to provide such information in an accurate and timely manner.

         6. Hold-Back Agreement. Each Holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 and the shelf registration statement referred to in Section 4 hereof) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities: (i) during the seven days prior to and the 180-day period beginning on the effective date of any underwritten offering of securities of the Company under the Securities Act for sale to the public, whether for the account of the Company or for the account of other security holders or both, unless the underwriters managing the registered public offering otherwise agree and provided that all persons selling securities in such offering and all of the Company's executive officers and directors execute similar agreements on the same terms, and (ii) during any period when such Holder is in possession of material non-public information in violation of the Federal and/or applicable state securities laws.

         7. Indemnification and Contribution. (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to Section 4, the Company will indemnify and hold harmless each seller of such Registrable Securities thereunder, and each other person, if any, who controls such seller within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to
Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller or any such controlling person in writing specifically for use in such registration statement or prospectus.

         (b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 4, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer and director for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable Securities covered by such registration statement (as further reduced by any damages or other amounts such seller was otherwise required to pay by reason of such omission or alleged omission or such untrue or alleged untrue statement).

         (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel reasonably acceptable to the indemnifying party and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in defense of any such action, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving, by the claimant or plaintiff, to such indemnified party of a release from all liability in respect to such action.

         (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by it from the sale of Registrable Securities covered by such registration statement (as further reduced by any damages or other amounts such Holder was otherwise required to pay in connection with such losses, claims, damages or liabilities) and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         8. Changes in Common Stock. If, and as often as, there is any change in the Registrable Securities by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.

         9. Public Information. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each Holder of the Registrable Securities, forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell its shares of Common Stock without registration or pursuant to a shelf registration.

         10. Representations and Warranties of the Company. The Company represents and warrants to each of the other parties hereto as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

         11. Miscellaneous. (a) This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior agreements, understandings and commitments with respect to such subject matter.

         (b) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not; provided, however, that the registration rights conferred herein to the Initial Holder of the Registrable Securities shall inure to the benefit of a transferee if (i) the number of shares of Common Stock transferred to such transferee equals at least 20% of the total number of shares of Registrable Securities issued pursuant to the Purchase Agreement, (ii) such transferee is a partner, shareholder, heir, executor, administrator, legal representative, successor, or Affiliate of the Initial Holder or a member of the Initial Holder's family, any trust solely for the Initial Holder's benefit or the benefit of any member of the Initial Holder's family provided that the Initial Holder acts as trustee and retains the sole power to direct the voting and disposition of such Registrable Securities of the Initial Holder, (iii) the transferee is not deemed by the board of directors of the Company, in its reasonable judgment, to be a competitor of the Company, and (iv) the transferee assumes the obligations of such transferor under this Agreement (a "Permitted Transferee"). Notwithstanding the foregoing, nothing contained herein shall be deemed to preclude a transfer of Registrable Securities: (i) from the Initial Holder to the sole stockholder of the Initial Holder (the "Sole Stockholder") and (ii) from the Sole Stockholder to a charitable remainder trust established by the co-trustees of the Sole Stockholder. Except for the provisions contained in Section 7, this Agreement shall terminate with respect to any Holder when such Holder no longer owns any Registrable Securities.

         (c) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage pre-paid, or telexed, in the case of non-U.S. residents, addressed as follows:

                  (i) if to the Company, or the Holder, at the address with such copies as set forth in the Purchase Agreement; and

                  (ii) if to any subsequent Holder of Registrable Securities, to it at such address as may have been furnished to the Company in writing by such Holder.

         (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and a majority of the Holders of the Registrable Securities; provided, however, that no modification or amendment shall be effective to reduce the percentage of shares of any of the foregoing parties whose consent is required under this Section 11(d).

         (e) Notwithstanding the provisions of Section 5, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 120 days in any 24-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

         (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (h) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. EACH PARTY AGREES
THAT JURISDICTION AND VENUE WILL BE PROPER IN THE COURTS OF THE STATE OF CONNECTICUT OR THE UNITED STATES DISTRICT COURTS FOR THE DISTRICT OF CONNECTICUT AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF CONNECTICUT OR THE UNITED STATES. THE CHOICE OF FORUM SET FORTH IN THIS
SECTION 11(h) SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

         (i) THE HOLDER WAIVES ITS RIGHTS, IF ANY, TO JURY TRIAL IN RESPECT TO ANY DISPUTE OR CLAIMS BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION ANY CLAIM UNDER

THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, ANY OTHER STATE OR FEDERAL LAW RELATING TO SECURITIES OR FRAUD OR BOTH, THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, AS AMENDED, OR FEDERAL OR STATE COMMON LAW, AND ANY SUCH DISPUTE OR CLAIMS SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO, ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION
SHALL TAKE PLACE IN HARTFORD, CONNECTICUT, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF CONNECTICUT. DECISIONS AS TO FINDINGS OF FACT AND CONCLUSIONS OF LAW PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES, SUBJECT TO CONFIRMATION, MODIFICATION OR CHALLENGE PURSUANT TO 9 U.S.C. ss.ss. 1 ET SEQ. ANY FINAL AWARD SHALL BE ENFORCEABLE AS A JUDGMENT OF A COURT OF RECORD.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of the date first above written.


                                  ETHAN ALLEN INTERIORS INC.


                                  By:  /s/ M. Farooq Kathwari
                                       Name:   M. Farooq Kathwari
                                       Title:  President



                                  CARRIAGE HOUSE INTERIORS OF
                                           COLORADO, INC.


                                  By:  /s/ Royce R. Baker
                                       Name:  Royce R. Baker
                                       Title: President

                                                              EXHIBIT 5

                               OPINION OF COUNSEL


                                                 May 21, 1997

Ethan Allen Interiors Inc.
Ethan Allen Drive
Danbury, Connecticut 06813

Ladies and Gentlemen:

         We are acting as special counsel to Ethan Allen Interiors Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 73,112 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), to be offered by certain selling stockholders of the Company (the "Selling Stockholders") upon the terms and subject to the conditions set forth in the Company's Registration Statement on Form S-3 covering the Shares (the "Registration Statement") filed with the Securities and Exchange Commission.

         In connection therewith, we have examined the Registration Statement and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based on and in reliance upon the foregoing, we are of the opinion that the Shares proposed to be offered by the Selling Stockholders have been duly and validly authorized for issuance and are fully paid and nonassessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters."

                                         Very truly yours,


                                         /s/ Mayer, Brown & Platt

                                                           EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Ethan Allen Interiors Inc.


We consent to incorporation by reference in the registration statement on Form S-3 of Ethan Allen Interiors Inc. of our report dated July 31, 1996, relating to the consolidated balance sheets of Ethan Allen Interiors Inc. and Subsidiary as of June 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended June 30, 1996, which report appears in the June 30, 1996 annual report on Form 10-K of Ethan Allen Interiors Inc.

Our report refers to a change in the method of accounting for packaging costs in the year ended June 30, 1995.



                                            /s/ KPMG Peat Marwick



Danbury, Connecticut
May 21, 1997